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                                                                   EXHIBIT 99


           CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR"
     PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

    Tech Data Corporation (the "Company") desires to take advantage of the new "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 (the "Act") and is filing this Form 8-K in order to do so. The Act only became law in late December 1995 and, except for the Conference Report, no official interpretations of the Act's provisions have been published. Many of the following important factors discussed below have been discussed in the Company's prior SEC filings and, had the Act become effective at a different time, would have been discussed in an SEC Form 10-Q filing instead of this Form 8-K.

    The Company wishes to caution readers that the following important factors, among others, in some cases have affected, and in the future could affect, the Company's actual results and could cause the Company's actual consolidated results for the first quarter of fiscal 1997, and beyond, to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.

	   Competition

    The computer wholesale distribution industry is characterized by intense competition, based primarily on product availability, price, speed of delivery, credit availability, ability to tailor specific solutions to customer needs, quality and depth of product lines and pre-sale and post-sale training, service and support. The Company competes with a variety of wholesale distributors, some of whom have greater financial resources than the Company. In addition, the Company faces competition from direct sales by vendors who can offer resellers lower prices than the Company.

    Product Supply; Technological Obsolescence

   	The computer wholesale distribution industry is dependent upon the supply of products available from its vendors. The industry is characterized by periods of severe product shortages due to vendors' difficulty in projecting demand for certain products distributed by the Company. When such product shortages occur, the Company typically receives an allocation of product from the vendor. There can be no assurance that vendors will be able to maintain an adequate supply of products to fulfill all of the Company's customer orders on a timely basis. Failure to obtain adequate product supplies, if available to competitors, could have an adverse affect on the Company's business. In addition, the products sold by the Company have short product life cycles which could expose the Company to loss due to shifts in technology in the event a vendor is unable to perform under the stock rotation or price protection provisions of its contract with the Company.
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    Vendor Relationships

	   The Company distributes hardware and software products from more than 600 vendors. While no single vendor has accounted for more than 10% of the Company's sales in the past three fiscal years, the loss of certain key vendors could have an adverse affect on the Company's business. In addition, the Company relies on various rebate and cooperative marketing programs offered by its vendors to defray expenses associated with distributing and marketing the vendors' products. A reduction by the Company's vendors in these programs could have an adverse affect on the Company's business.

	   Operating Margins

    As a result of the intense price competition in the industry, the Company has experienced declines in both gross profit and operating profit margins. The Company has partially offset the effects of its low gross profit margins by increasing sales and reducing operating expenses as a percentage of sales; however, there can be no assurance that the Company will maintain or increase sales or further reduce operating expenses as a percentage of sales in the future. Future gross profit margins may be adversely affected by changes in product mix, vendor pricing actions, and competitive and economic pressures.

	   Industry Growth; Dependence on Computer and Telecommunications Systems

    The Company has historically experienced rapid growth in sales as the wholesale distribution industry has historically grown faster than the personal computer products industry as vendors and customers have increasing come to rely on wholesalers. The ability to adequately manage and control this rapid growth is dependent, in part, upon the Company's ability to maintain its internal computer and telecommunications systems infrastructure. The failure of the Company's internal computer and telecommunications systems to adequately handle such growth could have an adverse affect on the Company's business.

	   Customer Credit Exposure

    The Company sells its products to an active customer base of more than 50,000 value-added resellers, corporate resellers and retailers. The Company's business could be adversely affected in the event of the deterioration of the financial condition of its customers, resulting in the customers' inability to repay the Company.





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    General Economic Conditions

   	General economic conditions have an impact on the Company's business and financial results. From time to time the markets in which the Company sells its products experience weak economic conditions that may negatively affect sales of the Company's products. Although the Company does not consider its business to be highly seasonal, it has experienced seasonally higher sales and earnings in the fourth quarter. To the extent that general economic conditions affect the demand for products sold by the Company, such conditions could have an adverse affect on the Company's business.

	   Exposure to Natural Disasters

   	The Company's headquarters facilities, certain of its distribution centers as well as certain customers are located in areas prone to natural disasters such as floods, hurricanes, tornadoes, earthquakes, and other adverse weather conditions. The Company's operating results and financial condition could be adversely affected should its ability to distribute products be impacted by such an event.

	   Foreign Currency Exchange Risks

   	The Company operates its business in countries outside of the United States (principally France, Canada and Latin American countries) which exposes
the Company to fluctuations in foreign currency exchange rates.	  The
Company enters into short-term forward exchange contracts to hedge this risk according to its outlook on future exchange rates; nevertheless, fluctuations in foreign currency exchange rates could have an adverse affect on the Company's business.

     Liquidity and Capital Resources

     The Company has historically relied upon cash generated from operations, bank credit lines, trade credit from its vendors and proceeds from public offerings of its common stock to satisfy its capital needs and finance growth. The inability to obtain such sources of capital could have an adverse affect on the Company's business.

    	Labor Strikes

	    The Company's labor force is non-union. However, the majority of the freight carriers used by the Company are unionized. A labor strike by one of the Company's freight carriers, one of its vendors, a general strike by civil service employees, or a governmental shutdown could have an adverse affect on the Company's business.

     Because of the foregoing factors, as well as other variables affecting the Company's operating results, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods. In addition, the Company's participation in a highly dynamic industry often results in significant volatility of the Company's common stock price.



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